June 3, 1995

PRIVATE & CONFIDENTIAL

Durable Electrical Metal Factory Ltd.
1/F, Efficiency House
35 Tai Yau Street
San Po Kong, Kowloon
Hong Kong

Attn:  Mr. Raymond So

Re:  Banking Facilities granted to
     Durable Electrical Metal Factory Ltd.
     Durable Electric Ltd.
     PPC Industries 1980 Ltd.

Dear Sirs:

We are pleased to inform you that the banking facilities available to all of your companies have been revised, subject to the following terms/conditions and to be reviewed in April 1996.

a)   L/C + T/R + Shipping Guarantee (S/G)           HK$25,000,000
     + Foreign Currency Loan (F/L) Limit
     (Within which T/R not to exceed
     HK $17,000,000, S/G not to exceed
     HK $600,000 - and F/L not to exceed
     HK $5,000,000

     -    for opening of your sight or usance
          Letter of Credit.
     -    for refinancing of your import bills
          Tenor: 120 days
          interest rate: at prime
     -    for countersigning of your shipping
          guarantee not under our Letter of Credit
     -    for foreign currency loan subject to
          availability of funds
          Tenor: up to 60 days
          Interest Rate: SIBOR + 0.5%

b)   Discrepancies Guarantee                            5,000,000
     -    for negotiating of your export Letter
          of Credit with discrepancies




     Total banking facilities:                      HK$30,000,000


     Securities:

     a)   All monies legal charge on the following properties:
          i) 1/F and 3/F, Efficiency House, 35 Tai Yau Street, San Po Kong, Kowloon.
          ii) G/F, Wah Mow Factory Building, 202 - 4 Choi Hung Road, San Po Kong, Kowloon
     b) Corporate Guarantee signed by Windmere Corporation, U.S.A. for US$3,850,000 - in covering credit facilities extended to Durable Electrical Metal Factory Ltd., Durable Electric Ltd. and PPC Industries 1980 Ltd.
     c) Debenture by way of floating charge covering all undertakings, properties and assets in Hong Kong and People's Republic of China both present and future including uncalled capital for the time being on Durable Electrical Metal Factory Ltd., Durable Electric Ltd. and PPC Industries 1980 Ltd.
     d) Corporate Guarantee signed by Durable Electrical Metal Factory Ltd. for HK$30,000,000 - in covering credit facilities extended to Durable Electric Ltd. and PPC Industries 1980 Ltd.
     e) Corporate Guarantee signed by Durable Electric Ltd. for HK$30,000,000 - in covering credit facilities extended to Durable Electrical Metal Factory Ltd. and PPC Industries 1980 Ltd.
     f) Corporate Guarantee signed by PPC Industries 1980 Ltd. for HK$30,000,000 - in covering credit facilities extended to Durable Electric Ltd. and Durable Electrical Metal Factory Ltd.

We hope that you will include us in your main banker and make active use of these facilities. We assure you of our best service at all times.

Yours faithfully for and
on behalf of
THE BANK OF EAST ASIA, LTD.



CHEUNG Ding-fong WONG Kin-man
Assistant Manager Sub-Manager
Credit Department